Exhibit 99.2

Momentus Awarded Contract from NASA to Test Groundbreaking Thruster In Space

San Jose, CA — October 9, 2025 — Momentus Inc. (NASDAQ: MNTS), a U.S. commercial space company offering satellites, satellite components, and in-space transportation and services, today announced that it was awarded a $2.5 million contract on September 29, 2025 by NASA’s Armstrong Flight Research Center to conduct a demonstration on-orbit of a new thruster called the Rotating Detonation Rocket Engine (RDRE).

“We’re proud to be selected by NASA to perform this key mission to advance the development of transformative space technologies,” said John Rood, CEO of Momentus. “This latest contract is the sixth contract we have been awarded in recent months by NASA and along with contracts we are currently executing to support U.S. Defense Department organizations like the Defense Advanced Research Project Agency (DARPA) and the Air Force Research Labs innovation organization SpaceWERX, we are very pleased to be playing major roles on programs at the forefront of space technology.”

Under NASA’s Space Technology Payload Challenge, the fourth installment in its TechLeap Prize initiative to accelerate the development and flight testing of transformative space technologies, Juno Propulsion was selected to develop the RDRE thruster designed to redefine the state of the art in in-space propulsion.  Momentus will provide the Vigoride satellite platform and operate it in space, enabling Juno’s RDRE thruster to be tested in orbit. This partnership marks a critical step toward validating the technology in a relevant space environment.

The Juno Propulsion compact RDRE thruster utilizes non-toxic, storable propellants—nitrous oxide and ethane—to deliver high-efficiency thrust with simplified architecture. These propellants are much safer to handle than toxic hydrazine fuels.  Unlike conventional engines, RDREs use detonation waves to combust propellants more efficiently, achieving significantly higher specific impulse.  With Momentus providing the satellite bus and on-orbit operations on their fifth Vigoride mission, Juno is now positioned to bring RDRE technology to orbit for the first time.

About Momentus

Momentus is a U.S. commercial space company offering satellites, satellite components, and in-space transportation and infrastructure services. The Company offers satellites to support government and commercial customers for missions like communications, missile tracking, and cutting-edge science missions.  Momentus offers services such as hosted payloads, support for in-space assembly, on-orbit servicing and refueling, and transportation of satellites to specific orbits.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected filing of the Company’s Form 10-K and Form 10-Q and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on April 9, 2025, as such factors may be updated from time to time in our other filings with the Commission, accessible on the Commission’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact information:

press@momentusspace.com

investors@momentusspace.com

info@junopropulsion.com